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                                                                       EXHIBIT 7

         Executive Officers and Members of the Conseil d'Administration
                                       of
                                   LOR FINANCE

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of Lor Finance and their business addresses and principal occupations are set forth below. Unless otherwise indicated, each individual is a citizen of the Republic of France.

  NAME, BUSINESS ADDRESS               PRESENT PRINCIPAL OCCUPATION

*  Marc Audrin                         Treasury Department, AXA
   21, avenue Matignon
   75008 Paris, France

*  Christianne Butte                   Head of Central Legal Department,
   21, avenue Matignon                 AXA
   75008 Paris, France

*  Jean-Paul Saillard                  Executive Manager, AXA
   25, avenue Matignon
   75008 Paris, France

*  Emmanuel Vercoustre                 Head of Treasury Department,
   21, avenue Matignon                 AXA
   75008 Paris, France


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* Member, Conseil d'Administration